Exhibit 99.1
Vir Biotechnology Enters Multi-Program Collaboration and License
Agreement with Gilead Sciences to Discover and Develop Novel
PRO-XTEN® Dual-masked T-cell Engagers for Solid Tumors
- Collaboration combines Vir Biotechnology’s T-cell engager discovery, AI-enabled protein engineering and clinically-validated PRO-XTEN® masking technology with Gilead’s oncology development and commercialization expertise
- This is the Company’s second collaboration building on the universal PRO-XTEN® masking technology
SAN FRANCISCO, Calif. October 14, 2026 - Vir Biotechnology, Inc. (Nasdaq: VIR), today announced a collaboration and license agreement with Gilead to discover and engineer three novel PRO-XTEN® dual-masked T-cell engager (TCE) development candidates targeting selected solid tumor-associated antigens. Gilead will have an exclusive license to develop and commercialize the novel TCEs.
Through this collaboration, Vir Biotechnology will apply its deep expertise in TCE discovery and protein engineering, its proprietary dAIsY™ (data AI structure and antibodY) platform for rapid, multiparameter optimization of high-quality TCEs and the universal PRO-XTEN® masking technology to develop next-generation TCEs, each with potent anti-tumor activity and a wide therapeutic index across solid tumor targets addressing areas of high unmet need.
“We believe TCEs have a powerful role to play in the future of immunotherapy to treat cancer. This collaboration with Gilead provides an opportunity to generate multiple differentiated candidates aimed at difficult-to-address solid tumors and to expand the potential impact of our science, while also advancing our own clinical oncology portfolio,” said Marianne De Backer, President and Chief Executive Officer of Vir Biotechnology. “This transaction provides further external validation of Vir Biotechnology’s integrated discovery capabilities and the broad potential of the PRO-XTEN® platform.”
“We look forward to combining Gilead’s established and growing oncology capabilities, including our extensive development expertise and focus on next-generation immunotherapies, with Vir Biotechnology’s innovative discovery capabilities,” stated Flavius Martin, MD, Executive Vice President, Research, Gilead Sciences. “Together with Vir Biotechnology, we seek to bring meaningful innovative therapeutics to patients.”
Under the terms of the agreement, Vir Biotechnology will be responsible for discovery, design and optimization of three novel PRO-XTEN® dual-masked TCE development candidates targeting selected solid tumor-associated antigens. Gilead will have an exclusive license to nominate and advance candidates generated under the collaboration and will be responsible for subsequent development, manufacturing and commercialization activities. Vir Biotechnology will be eligible to receive up to $135 million in total upfront and near-term preclinical milestone payments, consisting of $90 million in upfront consideration, which includes $65 million in cash and a $25 million equity investment at a 30% premium, and up to $45 million in potential near-term preclinical milestones. In addition, Vir Biotechnology has the potential to receive up to $1.74 billion in further development, regulatory and commercial milestones, along with tiered high single-digit to low double-digit royalties on net sales.
About Vir Biotechnology
Vir Biotechnology, Inc. is a clinical-stage biopharmaceutical company focused on powering the immune system to transform lives by discovering and developing medicines for serious infectious diseases and cancer. Its clinical-stage portfolio includes programs for chronic hepatitis delta and multiple PRO-XTEN® dual-masked T-cell engagers across validated targets in solid tumor indications. Vir Biotechnology also has a preclinical portfolio of programs across a range of oncologic malignancies. Vir Biotechnology routinely posts information that may be important to investors on its website.

About PRO-XTEN® Dual-masked T-cell Engagers (TCEs)
T-cell engagers (TCEs) are powerful anti-tumor agents designed to direct the immune system, specifically T-cells, to destroy cancer cells. TCEs have become an important treatment option for blood cancers, but their usage in solid tumors has been limited due to toxicity. The universal PRO-XTEN® masking technology is designed to extend the half-life of the molecule and to keep TCEs inactive (or masked) until they reach the tumor microenvironment, where tumor-specific proteases cleave off the mask and activate the TCEs, leading to killing of cancer cells by T-cells. By extending the half-life and confining activity to the tumor microenvironment, the PRO-XTEN® technology could limit toxicity, widen the therapeutic index of TCEs, and potentially enable less frequent dosing regimens.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "should," "could," "may," "might," "will," "plan," "potential," "aim," "expect," "anticipate," "promising" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements regarding: the therapeutic potential of TCEs and Vir Biotechnology's belief that TCEs have a powerful role to play in the future of immunotherapy and to treat cancer; the potential for the collaboration to generate multiple differentiated therapeutic candidates and to expand the reach of the PRO-XTEN® platform, as well as advance Vir Biotechnology’s oncology portfolio; Vir Biotechnology's immediate and potential future financial and other obligations under the agreement and collaboration with Gilead, as well as Vir Biotechnology's ability to realize the benefits (including future milestone payments and royalties); Vir Biotechnology's strategy and plans; and any assumptions underlying any of the foregoing. Many factors may cause differences between current expectations and actual results, including, without limitation: unexpected data or results observed during preclinical or future clinical studies or in data readouts; risks of unexpected costs, delays or other unexpected hurdles; difficulties in collaborating with other companies, some of whom may be competitors of Vir Biotechnology or otherwise have divergent interests, and uncertainty as to whether the benefits of Vir Biotechnology's various collaborations can ultimately be achieved; challenges in accessing manufacturing capacity; the timing and outcome of Vir Biotechnology's or a collaborator’s planned interactions with regulatory authorities, as well as general difficulties in obtaining any necessary regulatory approvals; successful development and/or commercialization of alternative product candidates by Vir Biotechnology's competitors, as well as changes in expected or existing competition; geopolitical changes or other external factors; and unexpected litigation or other disputes. In light of these risks and uncertainties, the events or circumstances referred to in the forward-looking statements may not occur. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical studies may not be indicative of full results or results from later stage or larger scale clinical studies and do not ensure regulatory approval. The actual results may vary from the anticipated results, and the variations may be material. You are cautioned not to place undue reliance on any scientific data presented or these forward-looking statements, which are based on Vir Biotechnology's available information, expectations and assumptions as of the date of this press release. Other factors that may cause Vir Biotechnology's actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Vir Biotechnology's filings with the U.S. Securities and Exchange Commission, including the section titled "Risk Factors" contained therein. Except as required by law, Vir Biotechnology assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Vir Biotechnology has exclusive rights to the PRO-XTEN® masking platform for oncology and infectious disease. PRO-XTEN® is a trademark of Amunix Pharmaceuticals, Inc., a Sanofi company.

Media Contact
Caren Scannell
Director, Communications
cscannell@vir.bio
Investor Contact
Kiki Patel, PharmD
Head of Investor Relations
kpatel@vir.bio

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